                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             RAINFOREST CAFE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                RAINFOREST LOGO

                             720 SOUTH FIFTH STREET
                            HOPKINS, MINNESOTA 55343

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 18, 1998

                            ------------------------

TO THE SHAREHOLDERS OF RAINFOREST CAFE, INC.:

     Please take notice that the Annual Meeting of Shareholders of Rainforest Cafe, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Marriott Hotel, Minneapolis City Center, 30 South Seventh Street, Minneapolis, Minnesota on May 18, 1998 at 8:45 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six directors.

     2. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on March 27, 1998, will be entitled to vote at the meeting or any adjournments thereof.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          RAINFOREST CAFE, INC.

                                          Kenneth W. Brimmer, Secretary

April 4, 1998

                             RAINFOREST CAFE, INC.

                             720 SOUTH FIFTH STREET
                            HOPKINS, MINNESOTA 55343

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 18, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rainforest Cafe, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held May 18, 1998. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 4, 1998. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, by attending the Annual Meeting and voting in person or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on March 27, 1998 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, Common Stock, no par value, of which 25,449,687 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth as of March 27, 1998 certain information regarding the beneficial ownership of shares of Common Stock by each director of the Company, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of the directors and executive officers is 720 South Fifth Street, Hopkins, Minnesota 55343.

NAME OF BENEFICIAL OWNER                                    NUMBER     PERCENTAGE
------------------------                                    ------     ----------
Lyle Berman(1)...........................................  1,697,250       6.7
Steven W. Schussler(2)...................................    933,956       3.7
Ercu Ucan(3).............................................    389,002       1.5
Kenneth W. Brimmer(4)....................................     28,400      *
Mark S. Robinow(5).......................................     56,321      *
Gregory C. Carey(6)......................................     38,550      *
Mark Bartholomay(7)......................................     24,196      *
Stephen Cohen............................................          0      *
David L. Rogers(8).......................................    101,250      *
Joel N. Waller(9)........................................     98,438      *
Weiss, Peck & Greer, L.L.C.(10)..........................  1,337,123       5.3
Ark Asset Management Co., Inc.(11).......................  2,475,000       9.7
BankBoston Corporation(12)...............................  1,642,013       6.5
All directors and executive officers as a group (ten
  persons)...............................................  3,367,363      12.9

-------------------------
  *  Less than 1%.

 (1) The address of such reporting person is 130 Cheshire Lane, Minnetonka, Minnesota 55305.

 (2) Includes 39,000 shares not outstanding but deemed beneficially owned by virtue of Mr. Schussler's right to acquire such shares within 60 days.

 (3) Includes 386,250 shares not outstanding but deemed beneficially owned by virtue of Mr. Ucan's right to acquire such shares within 60 days.

 (4) Includes 12,500 shares not outstanding but deemed beneficially owned by virtue of Mr. Brimmer's right to acquire such shares within 60 days.

 (5) Includes 54,000 shares not outstanding but deemed beneficially owned by virtue of Mr. Robinow's right to acquire such shares within 60 days.

 (6) Mr. Carey has disclaimed beneficial ownership of 1,050 shares which are owned by his minor children. Includes 37,500 shares not outstanding but deemed beneficially owned by virtue of Mr. Carey's right to acquire such shares within 60 days.

 (7) Includes 24,000 shares not outstanding but deemed beneficially owned by virtue of Mr. Bartholomay's right to acquire such shares within 60 days.

 (8) Includes 56,250 shares not outstanding but deemed beneficially owned by virtue of Mr. Roger's right to acquire such shares within 60 days.

 (9) Includes 56,250 shares not outstanding but deemed beneficially owned by virtue of Mr. Waller's right to acquire such shares within 60 days.

(10) Based on the most recent Schedule 13G filed on February 9, 1998 with the Securities and Exchange Commission pursuant to which such shareholder claims shared voting power. The address of Weiss, Peck & Greer, L.L.C. is One New York Plaza, New York, New York 10004.

(11) Based on the most recent Schedule 13G filed on February 12, 1998 with the Securities and Exchange Commission. The address of Ark Asset Management Co., is One New York Plaza, New York, New York, 10004.

(12) Based on the most recent Schedule 13G filed on February 17, 1998 with the Securities and Exchange Commission. The address of BankBoston Corporation is 100 Federal Street, Boston, Massachusetts 02110.

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

     LYLE BERMAN, age 56, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in February 1994. Mr. Berman has been Chairman of the Board of Grand Casinos, Inc. and its predecessor since October 1990 and Chief Executive Officer through February 1998. Mr. Berman was Chief Executive Officer of Stratosphere Corporation from July 1994 through July 1997 and Chairman of Stratosphere Corporation from July 1996 through July 1997. Stratosphere Corporation filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 1997. Mr. Berman is also a director of G-III Apparel Group Ltd., Innovative Gaming Corporation of America, New Horizon Kids Quest, Inc. and Wilsons -- The Leather Experts, Inc. ("Wilsons").

     STEVEN W. SCHUSSLER, age 42, has been Executive Vice President - Marketing and Development of the Company since its inception and a director of the Company since January 1995. From 1983 to February 1992, Mr. Schussler was an officer of Juke Box Saturday Night in Minneapolis, Inc. ("JBSN"), a 1950's and 1960's theme restaurant and nightclub. JBSN filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in January 1992.

     ERCU UCAN, age 42, has been Executive Vice President - Retail of the Company since its inception and a director of the Company since January 1995. From September 1992 until December 1993, Mr. Ucan served as President of the Orjin Textile Group in Istanbul, Turkey.

     KENNETH W. BRIMMER, age 42, has been a director of the Company since August 1996, Treasurer of the Company since May 1995 and President and Secretary of the Company since April 1997. Mr. Brimmer has been employed by Grand Casinos, Inc. and its predecessor since October 1990 as Special Assistant to the Chairman and Chief Executive Officer, Lyle Berman. Mr. Brimmer is also a director of New Horizons Kids Quest, Inc. and Oxboro Medical International, Inc.

     DAVID L. ROGERS, age 55, has been a director of the Company since January 1995. From November 1988 through March 1992, Mr. Rogers was Executive Vice President and Chief Operating Officer of Wilsons. Since April 1992, Mr. Rogers has been President and Chief Operating Officer of Wilsons. Mr. Rogers is also a director of Grand Casinos, Inc.

     JOEL N. WALLER, age 58, has been a director of the Company since January 1995. Mr. Waller was President of Wilsons from 1983 through March 1992 when he was promoted to Chairman and Chief Executive Officer. Mr. Waller is also a director of Grand Casinos, Inc. and of Damark International, Inc.

PROXIES AND VOTING

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the six nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote,on the election of directors, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation from January 1, 1995 through December 28, 1997 awarded to or earned by the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer during such period:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                           ANNUAL COMPENSATION           ------------
                                                    ----------------------------------    SECURITIES
                                                    FISCAL    SALARY     OTHER ANNUAL     UNDERLYING
           NAME AND PRINCIPAL POSITION               YEAR       $       COMPENSATION $    OPTIONS(1)
           ---------------------------              ------    ------    --------------    ----------
Lyle Berman.......................................   1997    $      0      $     0         450,000
  Chairman of the Board and Chief Executive
     Officer                                         1996           0            0               0
                                                     1995           0            0               0
Steven W. Schussler...............................   1997     149,231       26,877         112,500
  Executive Vice President -- Development            1996     129,231       28,000               0
                                                     1995     110,769       22,514         112,500
Ercu Ucan.........................................   1997     149,231       27,068         112,500
  Executive Vice President -- Retail                 1996     129,231       28,000               0
                                                     1995     115,000       23,000         112,500
Gregory C. Carey(2)...............................   1997     142,500       54,737(3)       75,000
  Chief Operating Officer                            1996     109,116       19,106          30,000
                                                     1995      94,458            0          90,000
Mark S. Robinow(4)................................   1997     125,846       22,572          60,000
  Chief Financial Officer                            1996     113,692       23,600               0
                                                     1995       6,346        4,231         135,000

-------------------------
(1) Adjusted to reflect the Company's three-for-two stock split effective January 15, 1998.
(2) Mr. Carey became Chief Operating Officer in March 1998. Previously and since August 1996, Mr. Carey was Senior Vice President-Operations.
(3) Other Annual Compensation consists of $32,237 relocation reimbursements and a $22,500 bonus.
(4) Mr. Robinow began his employment with the Company in November 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning the grant of stock options to the Company's executive officers named in the Summary Compensation Table during the last fiscal year. All stock option grants are adjusted to reflect the Company's three-for-two stock split effective January 15, 1998.

                                                                                         POTENTIAL REALIZABLE VALUE AT
                                              PERCENT OF                                    ASSUMED ANNUAL RATES OF
                           NUMBER OF         TOTAL OPTIONS                               STOCK PRICE APPRECIATION FOR
                           SECURITIES         GRANTED TO      EXERCISE OR                       OPTION TERM(2)
                       UNDERLYING OPTIONS    EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------------
        NAME               GRANTED(1)         FISCAL YEAR      ($/SH)(1)       DATE           5%              10%
        ----           ------------------    -------------    -----------   ----------        --              ---
Lyle Berman..........       450,000              24.4           $21.42      9/29/2007     $6,061,915      $15,362,084
Steven W. Schussler..       112,500               6.1            21.42      9/29/2007      1,515,479        3,840,521
Ecru Ucan............       112,500               6.1            21.42      9/29/2007      1,515,479        3,840,521
Gregory C. Carey.....        75,000               4.1            21.42      9/29/2007      1,010,319        2,560,347
Mark S. Robinow......        60,000               3.3            21.42      9/29/2007        808,255        2,048,278

-------------------------
(1) All options were granted at a price equal to the fair market value of the Company's Common Stock on the date of grant. Options become exercisable in three equal annual increments beginning on the first anniversary of the date of grant.
(2) Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amount set forth under this heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table and the value of the options held by such persons at the end of fiscal 1997. All numbers have been adjusted to reflect a three-for-two stock split effected on January 15, 1998.

                                                                                       VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES        VALUE        OPTIONS AT FY-END (#)             FY-END ($)(1)
                            ACQUIRED ON   REALIZED    ---------------------------   ---------------------------
           NAME             EXERCISE #        $       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------    -----------   -------------   -----------   -------------
Lyle Berman...............         --            --           0        450,000               0       561,150
Steven W. Schussler.......     37,500       743,250       1,500        150,000          30,596       905,175
Ercu Ucan.................    120,000     1,860,750     348,750        150,000       7,854,041       905,175
Gregory C. Carey..........     28,500       564,870      37,500         99,000          59,078       819,363
Mark S. Robinow...........     27,000       272,430      54,000        114,000         734,238       809,058

-------------------------
(1) Based upon the closing sales price as granted on the Nasdaq National Market System, of the Company's Common Stock on December 26, 1997.

DIRECTOR COMPENSATION

     Directors receive no fees for serving as directors. Pursuant to the Company's 1997 Director Stock Option Plan, the Company granted options in November 1997 to each of Messrs. Rogers and Waller to acquire 18,750 shares of Common Stock at an exercise price of $24.08 per share. In September 1997, the Company granted to Mr. Brimmer options, pursuant to the 1997 Director Stock Option Plan, to acquire 37,500 shares of Common Stock at an exercise price of $21.42 per share. In February 1995, the Company granted to each of Messrs. Rogers and Waller options to acquire 56,250 shares of Common Stock at $2.27 per share and in August 1996 granted to Mr. Brimmer to acquire 37,500 shares of Common Stock at $16.43 per Share. All director options vest on a pro-rata basis on the first, second and third anniversaries of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Stock Option and Compensation Committee (the "Compensation Committee") consists of David L. Rogers and Joel N. Waller. Messrs. Roger and Waller are directors and executive officers of Wilsons. Lyle Berman, Chairman of the Board and Chief Executive Officer of the Company is a director of Wilsons.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee of the Board. Each member of the Compensation Committee is a nonemployee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company for the year ended December 28, 1997 as they affected the Company's executive officers.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. To date, no executive officer of the Company has received compensation that exceeds $1 million per year.

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions.

     Awards of stock grants under the Company's 1995 Stock Option and Compensation Plan (the "Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives and other key employees. The Plan also permits the Committee to grant stock options to key personnel. In October 1996, the Compensation Committee adopted a policy whereby the Company's President is authorized to make grants to non-executive employees, subject to established criteria by the Compensation Committee and subject to the Compensation Committee's ratification. Options become exercisable based upon criteria established by the Company.

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Compensation Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

     In September 1997, the Compensation Committee granted options under the Plan to purchase 450,000 shares of Common Stock to Lyle Berman, Chairman of the Board and Chief Executive Officer, 112,500 shares each to Steven W. Schussler, Senior Vice President -- Marketing and Development and Ercu Ucan, Senior Vice President -- Retail, 75,000 to Gregory C. Carey, Chief Operating Officer, 60,000 to Mark S. Robinow, Senior Vice President and Chief Financial Officer, 75,000 to Stephen Cohen, Vice President -- Real Estate and General Counsel and 52,500 to Mark Bartholomay, Senior Vice President -- International, respectively. In addition to providing incentives to these executive officers of the Company, the Compensation Committee believed it is in the best long-term interests of the Company's shareholders to provide incentives to Mr. Berman who has received no compensation or other stock options from the Company since its inception.

                                          DAVID L. ROGERS
                                          JOEL N. WALLER

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's shareholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the period from April 7, 1995 (the date of the Company's initial public offering) to December 28, 1997, to the S&P 500 Stock Index and to a "peer group" index created by the Company over the same period. The "peer group" index consists of the common stock of: Applebee's International, The Cheesecake Factory, Brinker International, Cracker Barrel, Dave & Buster's, Landry's Seafood Restaurant, Lone Star Steakhouse & Saloon, Rock Bottom Restaurants, Show Biz Pizza Time and Uno Restaurant Corp. These corporations are involved in various aspects of the restaurant industry. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on April 7, 1995, and that any dividends paid were reinvested in the same security.

               Measurement Period                    Rainforest
             (Fiscal Year Covered)                   Cafe, Inc.        Peer Group         S&P 500
4/7/95                                                      100.00            100.00            100.00
12/29/95                                                    547.73            199.54            123.84
12/31/96                                                    640.90            116.67            152.26
12/31/97                                                    899.99            130.37            203.05

                              CERTAIN TRANSACTIONS

     During 1997, the Company paid an aggregate of approximately $76,254 to Grand Casinos, Inc. for consulting fees paid for the services of Kenneth W. Brimmer, President, Treasurer and Secretary of the Company. Lyle Berman is Chairman of Grand Casinos, Inc. There is no written agreement between the Company and Grand Casinos relating to such consulting services. Effective January 1, 1998, Mr. Brimmer became a full-time employee of the Company.

     During 1996, the Company executed a lease to develop a Rainforest Cafe at Stratosphere in Las Vegas, Nevada. At such time, Mr. Berman, Chairman and Chief Executive Officer of the Company, was Chief Executive Officer and a director of Stratosphere Corporation and Chairman and Chief Executive Officer of Grand Casinos, Inc., which owns a controlling interest in Stratosphere Corporation. In March 1997, the Company announced that it did not expect that it would open a Unit at Stratosphere because the contracted space is unlikely to be delivered within the terms of the lease, and that such lease would be terminated.

     In January 1997, the Company entered into a Joint Venture and License Agreement with Elephant & Castle Group, Inc. ("Elephant & Castle"), a Vancouver-based operator of restaurants and pubs. Pursuant to such agreement, Elephant & Castle and the Company will each own 50% of a joint venture that will open five Units over a seven year period. Pursuant to this agreement, the Company received a non-refundable development fee and a five year option to purchase up to 600,000 shares of Elephant & Castle Common Stock at $8.00 per share. At the time the Company entered into such agreement, Martin J. O'Dowd was President and Chief Operating Officer of the Company, and a director of Elephant & Castle. Mr. O'Dowd is presently an employee of Elephant & Castle.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as independent public accountants for fiscal 1998. Arthur Andersen LLP has been the independent public accountants for the Company since November 10, 1995. A representative of Arthur Andersen LLP is expected to attend the meeting and to have an opportunity to make a statement and respond to appropriate questions from shareholders.

                           PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company at its executive offices on or before December 7, 1998.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five meetings during the fiscal year ended December 28, 1997. The Company has an Audit Committee and a Compensation Committee, but does not have a nominating committee of the Board of Directors.

     The Company's Audit Committee, which consists of Messrs. David L. Rogers and Joel N. Waller, held one meeting and took action pursuant to written actions during the fiscal year ended December 28, 1997. The Audit Committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of the Company's system of internal accounting controls.

     The Company's Compensation Committee, which consists of Messrs. David L. Rogers and Joel N. Waller, held three meetings and took action pursuant to written actions during the fiscal year ended December 28, 1997. The Compensation Committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the

Company and administers the Company's 1995 Stock Option and Compensation Plan and the Company's Employee Stock Purchase Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 28, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with; except for the following late filings: Mr. Bartholomay filed a Form 3, which was due on February 28, 1997, on March 4, 1997 and Mr. Robinow reported a May transaction, which was due on June 10, 1997 on June 17, 1997.

SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          RAINFOREST CAFE, INC.

                                          Kenneth W. Brimmer,
                                          Secretary

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

                             RAINFOREST CAFE, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 18, 1998

         The undersigned, a shareholder of Rainforest Cafe, Inc., hereby appoints Kenneth W. Brimmer and Mark S. Robinow, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Rainforest Cafe, Inc. to be held at the Marriott Hotel, Minneapolis City Center, 30 South Seventh Street, Minneapolis, Minnesota, on May 18, 1998, at 8:45 a.m., and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

         1. Election of Directors:

        [ ] FOR all nominees             [ ] WITHHOLD AUTHORITY
                             (except as marked to vote for all nominees to
                                             the contrary listed below

           Lyle Berman, Kenneth W. Brimmer, David L. Rogers, Steven W. Schussler, Ercu Ucan, Joel N. Waller.

     INSTRUCTION:To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

     ----------------------------------------------------------------------

         2. Upon such other business as may properly come before the meeting or any adjournments thereof.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

        (Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

                          (Continued from other side)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

                                            Dated  , 1998

                                            -------------------------------
                                                       Signature

                                            -------------------------------
                                               Signature if held jointly

                                            (Shareholder must sign exactly
                                            as the name appears at left.
                                            When signed as a corporate
                                            officer, executor,
                                            administrator, trustee,
                                            guardian, etc., please give
                                            full title as such. Both joint
                                            tenants must sign.)